Exhibit 23
(Form 10-K)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our reports dated March 15, 2005, with respect to the consolidated financial statements of Citizens Banking Corporation and subsidiaries, Citizens Banking Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Citizens Banking Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statement No. 33-47686 on Form S-8 dated May 5, 1992
Registration Statement No. 333-09455 on Form S-8 dated August 2, 1996
Registration Statement No. 333-86569 on Form S-8 to Form S-4 dated December 22, 1999
Registration Statement No. 333-40100 on Form S-8 dated June 26, 2000
Registration Statement No. 333-86326 on Form S-8 dated April 16, 2002
Registration Statement No. 33-61197 on Form S-8 dated February 24, 2003

/s/ Ernst & Young LLP

Detroit, Michigan
March 15, 2005